Exhibit 10.17

CONSULTING AGREEMENT

This Agreement is made effective as of October 1, 2006 by and between Pop N Go, Inc.  of 12429 E Putnam, Whittier, California 90602, and Ruth E. Williams.

In this Agreement, the party who is contracting to receive services shall be referred to as ""POPN"", and the party who will be providing the services shall be referred to as Consultant.

Consultant has a background in operations consulting and is willing to provide services to "POPN"

"POPN" desires to have services provided by Consultant.

Therefore, the parties agree as follows:

1.  DESCRIPTION OF SERVICES.  Beginning on October 1, 2006, Consultant will provide the following services (collectively, the "Services"):  Oversee and implement financial documentation and act as liaison between POPN, accountants, auditors and corporate attorneys and act as operations manager for POPN.

2.  PERFORMANCE OF SERVICES.  The manner in which the Services are to be performed and the specific hours to be worked by Consultant shall be determined by Consultant. "POPN" will rely on Consultant to work as many hours as may be reasonably necessary to fulfill Consultant's obligations under this Agreement.

3.  PAYMENT.  "POPN" will pay annually $104,000 to Consultant to be paid weekly in the amount of $2,000.00. Consultant will be paid an allowance of $500 month for health insurance. Consultant will receive 2,000,000 shares of “POPN” stock as a signing bonus.

4.  NEW PROJECT APPROVAL.  Consultant and "POPN" recognize that Consultant's Services may include working on various projects for "POPN".  Consultant shall obtain the approval of "POPN" prior to the commencement of a new project.

5.  TERM/TERMINATION.  This Agreement will automatically renew on October 1, 2007 unless the parties agree, in writing, to terminate or change the Agreement.  Both parties agree to notify the other in writing at least 30 days in advance for change of terms or termination.

6.  RELATIONSHIP OF PARTIES.  It is understood by the parties that Consultant is an independent contractor with respect to "POPN", and not an employee of "POPN".  "POPN" will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of Consultant

7.  DISCLOSURE.  Consultant is required to disclose any outside activities or interests, including ownership or participation in the development of prior inventions, that conflict or may conflict with the best interests of "POPN".  Prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to:

- any activity that Consultant may be involved with on behalf of "POPN"

8.  EMPLOYEES.  Consultant's employees, if any, who perform services for "POPN" under this Agreement shall also be bound by the provisions of this Agreement.

9.  ASSIGNMENT.  Consultant's obligations under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of "POPN".

10.  RETURN OF RECORDS.  Upon termination of this Agreement, Consultant shall deliver all records, notes, data, and memoranda of any nature that are in Consultant's possession or under Consultant's control and that are "POPN"'s property or relate to "POPN"'s business.

12.  NOTICES.  All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for "POPN":

Pop N Go,Inc.

Melvin Wyman

CEO

12429 E Putnam

Whittier, California  90602

IF for Consultant

                 Ruth E. Williams

                 405 Estancia

     Irvine, CA 92602

_________________________

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

13.  ENTIRE AGREEMENT.  This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written.  This Agreement supersedes any prior written or oral agreements between the parties.

14.  AMENDMENT.  This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

15.  SEVERABILITY.  If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

16.  WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

17.  APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of California.

Party receiving services:

Pop N Go,Inc.

By:

____________________________________________________

Melvin  Wyman

CEO

Party providing services:

By:

____________________________________________________

       Ruth E. Williams